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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the first day of November, 1996 (the "Effective Date"), by and between PCORDER.COM,
                                  --------------
INC., a Delaware corporation (the "Employer") and CHRISTINA C. JONES (the
                                   --------
"Employee").
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     The Employer desires to employ the Employee, and Employees desires to be employed by the Employer, in accordance with the terms and conditions set forth herein.

     1.   Employment. The Employer hereby employs Employee for the Employment
          ----------
Period specified in Section 2 below as President and Chief Operating Officer of the Employer, or in such other capacity as the Employer and the Employee may agree from time to time. The Employee hereby accepts such employment upon the terms and conditions set forth herein and agrees to devote her full business time and efforts to the performance of her duties hereunder, provided however,
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that Employee may serve as a member of the board of directors of businesses other than Employer so long as such service does not interfere with the performance of Employees' duties hereunder and is not competitive with the business of Employer or its parent, Trilogy Development Group, Inc ("Trilogy").
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     2.   Employment Period. The period of the Employee's employment under this
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Agreement (the "Employment Period") shall commence on the Effective Date and
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shall end upon the earlier of the fourth anniversary of the Effective Date or the termination of this Agreement as contemplated by Section 8 below.

     3.   Duties. Employee shall have those duties and responsibilities which
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are assigned to her by the Chairman of the Board and Chief Executive Officer of
the Employer or by the board of directors of the Employer during the Employment Period. Employee agrees to perform faithfully the duties assigned to her to the best of her ability.

     4.   Compensation. As compensation for all services rendered and to be
          ------------
rendered pursuant to this Agreement, the Employer agrees to pay the Employee an annual salary (the "Base Salary") of not less than $100,000. The Base Salary
                    ---- ------
shall accrue and be payable in accordance with the payroll practices of the Employer as in effect from time to time. Employee shall be entitled to participate in the Employer's management incentive compensation plan as may be in effect from time to time. The Employer shall have the right to deduct from any compensation paid to Employee hereunder all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax withholding and social security payments), whether such laws are now in effect or become effective after the date of this Agreement.

     5.   Stock Option. As additional consideration for services rendered or to
          ------------
be rendered hereunder or otherwise and for Employee's execution and delivery of this Agreement, the Employer shall grant to Employee the right and option to purchase from the Employer all or any part of an aggregate or 650,000 shares of the Common Stock ("Common Stock"), $.01 par value, of the
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Employer at an exercise price of $3.00 per share, upon the terms and subject to the conditions set forth in a stock option agreement to be entered into between the Employer and Employee (the "Stock Option Agreement"). The Employee agrees
                                ----------------------
that as a condition of the granting of the above referenced stock option, the Employee will enter into an Option Cancellation Agreement with Trilogy, under the terms of which that certain Stock Option Agreement with Trilogy, under the terms of which that certain Stock Option Agreement dated February 10, 1994 between Trilogy and the Employee pursuant to which Employee was granted the right to acquire 35,000 shares of Trilogy Class B Common Stock at an exercise price of $1.50 per share, will be canceled and will thereafter have no further force or effect.

     6.   Expenses. The Employer shall promptly reimburse the Employee for all
          --------
reasonable expenses incurred by the Employee on behalf of the Employer or in connection with the Employee's performance of her duties hereunder.

     7.   Employment Benefits. During the Employment Period, Employee shall be
          -------------------
entitled to such other benefits as are customarily accorded to the employees of the Employer, including, but not limited to, the right to participate in employee benefit programs maintained by the Employer such as group health, life, and disability insurance.

     8.   Termination.
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          (a) This Agreement may be terminated by written notice prior to the expiration of the Employment Period by (i) the Employer at any time or (ii) by the Employee for Good Reason (as such term is hereinafter defined). If such termination is by Employer with Cause (as such term is hereinafter defined), all of the Employee's rights to compensation and benefits under Sections 4 and 7 above shall terminate upon such termination, except amounts accrued in respect of periods prior to such termination. If such termination is by the Employer without Cause or is by Employee for Good Reason, the Employer shall (i) continue to pay to the Employee a monthly amount equal to one-twelfth of the then current Base Salary for twelve months following the effective date of such termination and (ii) continue to provide to Employee the employee benefits (through COBRA or otherwise) as provided in Section 8 above during such twelve month period. The term "Good Reason" shall mean a Change of Control of the Employer or a failure
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     of the Employer to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Employee to the Employer. A "Change of
                                                                       ---------
     Control" shall be deemed to have occurred if (i) any person, other than
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     stockholders of the Employer as of the commencement of the Employment
     Period, becomes the beneficial owner of securities of the Employer representing fifty percent or more of the combined voting power of the Employer's then outstanding securities, (ii) in a merger or consolidation, the Employer is not the surviving entity, or (iii) the Employer sells all or substantially all of its assets to a person other than an affiliate or associate of the Employer. For purposes of this subsection, the term "person" or "persons" shall mean individuals, groups, corporations,
      ------      -------
     partnerships, or other entities. The term "Cause" shall mean (i) failure by
                                                -----
     Employee to perform her duties as President and Chief Operating Officer of the Company in a manner consistent with such position and responsibilities,
     (ii) a material breach by

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     Employee of any of her obligations under this Agreement, (iii) fraud or willful misconduct on the part of the Employee, or (iv) conviction of the Employee for fraud, misappropriation, embezzlement, or any felony.

          (b) If the Employee shall die during the Employment Period, this Agreement shall terminate, and no further compensation shall be payable to Employee hereunder.

          (c) If the Employee is unable to discharge her duties hereunder for a period of six consecutive months by reason of physical or mental illness, injury, or incapacity, the Employer may, by written notice to the Employee, terminate this Agreement and no further compensation shall be payable to Employee hereunder.

9.   Proprietary Information and Restrictive Covenants.
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          (a)  As used herein the term "Proprietary Information" means
                                        -----------------------
     information, knowledge or data not generally known in the relevant trade or industry that was disclosed to or known by Employee as a consequence of or through Employee's employment with the Employer (including, without limitation, information conceived or developed by Employee), whether before or after the date of this Agreement, about:

                    (i) The Employer's activities, services, products, formulas, computer programs and systems, trade secrets, manufacturers, compositions, inventions, discoveries, customer records, processes, information relating to research, development, inventions, work performed or to be performed for Customers (as such term is hereinafter defined), contractual agreements, lists of past, current or prospective Customers, lists of employees and salary information, marketing plans, strategies, and forecasts;

                    (ii) Customers' activities, plans, products, processes and services including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing;

                    (iii) Vendor's (as such term is hereinafter defined) activities, plans, services, products and processes including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing; and

                    (iv) All information which Employee has a reasonable basis to know was created, modified or used and held secret by the Employer or that was accepted by the Employer from any third party under an obligation of confidentiality.

          As used herein the term "Customer" means any person or entity for whom
                                   --------
the Employer provided services or products on or within 12 months prior to the termination of the Employment Period. As used herein the term "Vendor" means any
                                                               ------
third party selling or

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licensing a product or service to a Customer or to the Employer on or within 12 months prior to termination of the Employment Period.

     (b) Employee acknowledges that the Employer has spent significant time, effort, and money to develop the Proprietary Information, which the Employer considers vital to its business and goodwill. Employee also acknowledges that the Proprietary Information has been or will be communicated to or acquired by Employee in the course of her training by and employment with the Employer (whether before or after the date of this Agreement), and the Employer desires to have the services of Employee only if, in doing so, it can protect its Proprietary Information and goodwill.

     (c) Employee agrees to hold all Proprietary Information in strict confidence and trust and that she shall not, at any time, disclose any Proprietary Information to any person or entity, except in the course of Employee's duties on behalf of the Employer, and shall not copy, publish, or use any Proprietary Information for the benefit of anyone or any entity other than the Employer.

     (d) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that she shall not (personally, nor will she direct any third party to do so), during her employment by Employer, regardless of whether such employment is during or subsequent to the Employment Period, and for an additional period of two years immediately following termination of her employment by Employer, regardless of whether such termination is during or subsequent to the Employment Period, (the "Restriction Period"), (i) provide or offer to provide to any
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Customer any product or service similar to that offered by Trilogy, the
Employer, or their respective subsidiaries at the time of such termination of employment, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with Trilogy, the Employer, or their respective subsidiaries or in any manner modify or fail to enter into any actual or potential business relationship with Trilogy, the Employer, or their respective subsidiaries.

     (e) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that she shall not (personally, nor will she direct any third party to do so), during the Restriction Period, (i) recruit or otherwise solicit or induce any person or entity who is, at the time of such termination of Employee's employment or thereafter, an employee or Vendor of Trilogy, the Employer, or their respective subsidiaries to terminate their employment with, or otherwise cease their relationship with Trilogy, the Employer, or their respective subsidiaries or (ii) hire, recruit or otherwise solicit any person who, within the six months immediately preceding such termination of Employee's employment had been an employee or Vendor of Trilogy, the Employer, or their respective subsidiaries.

     (f) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that she shall not,

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during the Restriction Period, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit Employee's name to be used by or engage in or carry on, directly or indirectly, either for herself or as a member of a partnership or other entity or as a stockholder, investor (other than as the holder of (i) 25% or less of the voting capital stock of any corporation of which Employee is a stockholder on the date of this Agreement and which has been identified by Employee and approved by Employer or (ii) 1% or less of the voting capital stock of any other corporation with a class of equity securities registered under Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended) in any business competing with the businesses of Trilogy, the Employer, or their respective subsidiaries as such businesses exist or were being conducted during and upon the termination of the Employee's employment, but only for as long as such business is carried on by (i) Trilogy, the Employer, or their respective subsidiaries or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from Trilogy, the Employer, or their respective subsidiaries to the assets and goodwill of the business being carried on by Trilogy, the Employer, or their respective subsidiaries, as applicable, immediately prior to such termination of Employee's employment by Employer, in any county of any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 9 (f) shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world, and except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 9(f).

     (g)  If Employee violates any covenant contained in paragraphs (d), (e) or
(f) of this Section 9, then the term of such violated covenant shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of (i) such time as such violation shall be cured by Employee to the reasonable satisfaction of the Employer or (ii) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation.

     (h) If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or (f) of this
Section 9 because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or (f) of this Section 9 because they are more extensive than necessary to protect the business and goodwill of the Employer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such provisions shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

     (i) Employee acknowledges that a breach of this Section 9 would cause irreparable damage to the Employer, and in the event of Employee's actual or threatened breach of the provisions of this Section 9, the Employer shall be entitled to a temporary restraining order

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     and injunction restraining Employee from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Employee. Nothing herein shall be construed as prohibiting the Employer from pursuing any other available remedies for such breach, including the recovery of damages from Employee. Employee acknowledges that the restrictions set forth in this Section 9 are ancillary to an otherwise enforceable agreement and are reasonable in scope and duration, given the nature of the business of the Employer. Employee agrees that issuance of an injunction will not pose an unreasonable restriction on Employee's ability to obtain employment or other work following termination of Employee's employment by Employer.

     10.  Representations by Employee.  Employee hereby represents and warrants
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to the Employer that (i) the Employee's execution and delivery of this Agreement and her performance of her duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Employee is a party or by which she is bound, and (ii) there are no agreements or understandings that would make unlawful Employee's execution or delivery of this Agreement or her employment hereunder.

     11.  Notices.  All notices, requests, demands, and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given, made, and received only when personally delivered, sent by electronically confirmed facsimile transmission, delivered by Federal Express or other nationally recognized courier service, or two days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested, addressed as set forth below:

in the case of the Employer at:

                              pcOrder.com, Inc.
                              6034 West Courtyard Drive
                              Suite 130
                              Austin, Texas 78730
                              Attention: Chairman of the Board

and, in the case of the Employee, at her residence at:

                              Christina J. Jones
                              5811 Mesa Dr., Apt. 1414
                              Austin, Texas 78731

Either party may designate a different address by giving notice of change of address in the manner provide above.

     12.  Waiver. No waiver or modification in whole or in part of this
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Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by

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the party sought to be bound. Any waiver or any breach of any provisions hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

     13.  Binding Effect; Successors. This Agreement shall be binding upon and
          --------------------------
shall inure to the benefit of the Employer and its successors and assigns, and shall inure to the benefit of and be binding upon the Employee and her executors, administrators, heirs, and legal representatives. This Agreement may not be transferred, sold or assigned by the Employer. Because the Employee's duties and services hereunder are special, personal, and unique in nature, the Employee may not transfer, sell or otherwise assign her rights, obligations, or benefits under this Agreement.

     14.  Controlling Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions thereof.

     15.  Severability. If any provision of this Agreement shall be held to be
          -------------
invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.

     16.  Entire Agreement. This Agreement contains the entire agreement between
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the parties relating to the subject matter hereof and shall supersede all previous agreements between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by a writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Employer and the Employee have executed this Agreement as of the day and year first above written.


EMPLOYEE:                             EMPLOYER:

                                      PCORDER, COM, INC.

/s/ Christina C. Jones
--------------------------
    Christina C. Jones

                                      By: /s/ Ross A. Cooley
                                         -------------------------------------
                                      Name: Ross A. Cooley
                                           ------------------------------------
                                      Title: Chairman of the Board of Directors
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